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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)


                                                                                Three-Months Ended      Nine-Months Ended
                                                                                    April 30,               April 30,
                                                                                  1995    1994           1995      1994
                                                                                  ----    ----          ------    ------
                                                                                  (Unaudited)

EARNINGS

           Income before cumulative effect of change
             in accounting for income taxes . . . . . . . . . . . . . .           $778    $640          $1,775    $1,275
           Cumulative effect to August 1, 1993, of change
             in accounting for income taxes . . . . . . . . . . . . . .            ---     ---             ---       603
                                                                                  ----    ----          ------    ------
           Net income . . . . . . . . . . . . . . . . . . . . . . . . .           $778    $640          $1,775    $1,878
                                                                                  ====    ====          ======    ======
- - ------------------------------------------------------------------------------------------------------------------------

SHARES

           Weighted average number of common shares outstanding
             during the year  . . . . . . . . . . . . . . . . . . . . .          6,017   5,992           6,013     6,204

           Add: shares of common stock equivalents  . . . . . . . . . .            111      48              84        30
                                                                                 -----   -----          ------    ------
           Weighted average number of common shares used in
             primary earnings per share calculation . . . . . . . . . .          6,128   6,040           6,097     6,234

           Add: incremental shares of common stock equivalents  . . . .            ---     ---              19         6
                                                                                 -----   -----          ------    ------
           Weighted average number of common shares used in fully
             diluted earnings per share calculation . . . . . . . . . .          6,128   6,040           6,116     6,240
                                                                                 =====   =====           =====     =====
- - ------------------------------------------------------------------------------------------------------------------------

PRIMARY EARNINGS PER SHARE

           Income before cumulative effect of change
             in accounting for income taxes . . . . . . . . . . . . . .          $0.13   $0.11           $0.29     $0.20
           Cumulative effect to August 1, 1993, of change
             in accounting for income taxes . . . . . . . . . . . . . .            ---     ---             ---      0.10
                                                                                 -----   -----          ------    ------
           Net income . . . . . . . . . . . . . . . . . . . . . . . . .          $0.13   $0.11           $0.29     $0.30
                                                                                 =====   =====           =====     =====
- - ------------------------------------------------------------------------------------------------------------------------

FULLY DILUTED EARINGS PER SHARE

           Income before cumulative effect of change
             in accounting for income taxes . . . . . . . . . . . . . .          $0.13   $0.11           $0.29     $0.20
           Cumulative effect to August 1, 1993, of change
             in accounting for income taxes . . . . . . . . . . . . . .            ---     ---             ---      0.10
                                                                                 -----   -----          ------    ------
           Net income . . . . . . . . . . . . . . . . . . . . . . . . .          $0.13   $0.11           $0.29     $0.30
                                                                                 =====   =====           =====     =====
- - ------------------------------------------------------------------------------------------------------------------------



The accompanying notes are an integral part of these financial statements.
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